EXHIBIT 5.1




                       [CONYERS DILL & PEARMAN LETTERHEAD]




                                                                 14 August, 2001

Foster Wheeler Ltd. and
Foster Wheeler LLC
Perryville Corporate Park
Clinton, New Jersey
USA 08809-4000


Dear Sirs

Foster Wheeler Ltd.

We have acted as special legal counsel in Bermuda to Foster Wheeler Ltd., a Bermuda company ("FW Ltd.") in connection with the Registration Statement on Form S-3 of FW Ltd., filed on 28 June, 2001 with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended, (the "Act") and the amendment to such Registration Statement filed on the date hereof (collectively the "Registration Statement"), with respect to the registration under the Act of $210,000,000 aggregate principal amount of 6.50% Convertible Subordinated Notes due 2007 (the "Notes") and common shares of FW Ltd., par value US$1.00 per share (the "Shares") issuable upon the conversion of the Notes in accordance with the terms and conditions of the Notes.

For the purposes of giving this opinion, we have examined the Registration Statement (but excluding the exhibits and schedules thereto unless specifically referred to herein)

We have also reviewed and have relied upon the memorandum of association and the bye-laws of FW Ltd., minutes of meetings of FW Ltd.'s board of directors (referred to herein as the "Minutes"), correspondence on behalf of FW Ltd. with the Bermuda Monetary Authority (the BMA") whereby the BMA has granted certain permissions, inter alia, for the issue (and subsequent transfer) of FW Ltd. securities (subject to conditions expressed in such correspondence), a Direction issued on behalf of the Bermuda Minister of Finance dated 7 May, 2001 under the Companies Act 1981 (Bermuda) and such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

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We have assumed:

(a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

(c) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended;

(d) that upon the conversion of the Notes for Shares, FW Ltd. will receive money or money's worth at least equal to the value of the Shares then being issued and that none of the Shares will be issued for less than par value;

(e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; and

(f) that the issue and transfer of the Notes and Shares will comply at all times with the permissions obtained from the BMA and that the Shares will at all such times be listed on the New York Stock Exchange, Inc.

"Non-assessability" is not a legal concept under Bermuda law, but when we describe the Shares as being "non-assessable" herein we mean, subject to any contrary provision in any agreement between FW Ltd. and any one of its members holding any of the Shares (but only with respect to such member), that no further sums are payable with respect to the holding of such Shares and the member shall not be bound by an alteration in the Memorandum of Association or the Bye-laws of FW Ltd. after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, FW Ltd.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is not to be relied upon in respect of any matter other than the issue of the Notes and the conversion of the Notes for Shares, as described in the Registration Statement.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1. FW Ltd. has taken all corporate action required to authorize the issuance of the Notes and the issuance of the Shares upon conversion of the Notes in accordance with their terms; and

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2.   Upon  the  conversion  of the  Notes,  in  accordance  with the  terms  and conditions of the Notes, for Shares and the registration of such Shares (issued on such conversion) in FW Ltd.'s Register of Members, such Shares will be validly issued and fully paid and non-assessable.

3.   The   discussion  set  forth  under  the  heading   "Certain   Bermuda  Tax
     Considerations" in the Registration Statement accurately reflects our opinion with respect to the matters set forth therein.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings entitled "Risk Factors" and "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours faithfully,

/s/ CONYERS DILL & PEARMAN